M3Sixty Funds Trust

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

SAMPLE

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at vote.proxyonline.com using your proxy control number found below

3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By PHONE with a live operator when you call toll-free 1-800_______ Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER	123456789012

F/m Investments Large Cap Focused Fund

A series of M3Sixty Funds Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2021

The undersigned, revoking all Proxies heretofore given, hereby appoints Ted Akins, and Brandon Byrd as Proxy of the undersigned, with full power of substitution to each, to vote on behalf of the undersigned all shares of F/m Investments Large Cap Focused Fund (the “Fund”), a series of M3Sixty Funds Trust (the “Trust”), that the undersigned is entitled to vote at the meeting of shareholders, and at any adjournment(s) thereof, to be held at 10:00 a.m., Eastern Time, on October 18, 2021, at the offices of Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Cincinnati, Ohio 45246, as fully as the undersigned would be entitled to vote if personally present.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-888-553-4233. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on October 18, 2021. The proxy statement for this meeting is available at: vote.proxyonline.com/fm/docs /2021proxy.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

F/m Investments Large Cap Focused Fund

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PROXY CARD
	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and all proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the proposals. In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN

1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the F/m Investments Large Cap Focused Fund (the “Acquired Fund”) to the F/m Investments Large Cap Focused Fund (the “Acquiring Fund”), a newly created series of F/m Funds Trust (“FMFT”), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value (“NAV”) per class equal to the aggregate NAV of the corresponding class of shares of the Acquired Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion, on a class-by-class basis, to the shareholder’s holdings of shares of the Acquired Fund;	¡	¡	¡

2.	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.	¡	¡	¡

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]